TRANSCONTINENTAL GAS PIPE LINE CORPORATION

                    SERVICE AGREEMENT UNDER RATE SCHEDULE GSS

                    THIS AGREEMENT entered into this 13th day of April, 1972, by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation, hereinafter referred to as "Seller," first party, and NORTH CAROLINA GAS SERVICE DIVISION OF PENNSYLVANIA & SOUTHERN GAS COMPANY, a Delaware corporation, hereinafter referred to as "Buyer," second party,

                                W I T N E S S E T H :

                    WHEREAS, Buyer is purchasing gas from Seller under Seller's Rate Schedule CD-2, and Buyer desires to purchase and Seller desires to sell natural gas storage service under Seller's Rate Schedule GSS as set forth herein:

                  NOW, THEREFORE, Seller and Buyer agree as follows:

                                      ARTICLE I
                                SERVICE TO BE RENDERED

                    Subject to the terms and provisions of this agreement and of Seller's Rate Schedule GSS, Seller agrees to receive from Buyer for storage, inject into storage for Buyer's account, store, withdraw from storage (or cause to be injected into storage for Buyer's account, stored, and withdrawn from storage) and deliver to Buyer, volumes of natural gas purchased from Seller as follows:

               To  withdraw from  storage  or cause  to  be withdrawn  from storage, transport and deliver to Buyer at the delivery points set forth below, the gas stored for Buyer's account up to a maximum volume in any day of 2,650 Mcf, which volume shall be Buyer's Storage Demand.

               To receive and store or cause to be stored up to a total volume at any one time of 140,630 Mcf, which volume shall be Buyer's Storage Capacity Volume.

                                      ARTICLE II
                                  POINT OF DELIVERY

                    The Point or Points of Delivery for all natural gas delivered by Seller to Buyer under this agreement shall be at or near:

          (1)  REIDSVILLE METER AND REGULATOR STATION, located  at milepost
               1377.73   of  Seller's   main  tansmission   line,  on   the
               northeasterly side  of State Highway  No. 87,  approximately
               6.5  miles  northwesterly  from   the  City  of  Reidsville,
               Rockingham County, North Carolina.
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          (2)  DRAPER  METER AND  REGULATOR  STATION,  located at  milepost
               1386.34  on   Seller's  main  transmission   line,  on   the
               southeasterly side of State Highway No. 770, approximately 7 miles easterly of the city of Leaksville, Rockingham County, North Carolina.

          (3) BETHANY METER AND REGULATOR STATION, located at milepost 1365.98 on Seller's main transmission line adjacent ot North Carolina State Highway 65 (approximately 3.2 miles southwest from Seller's Compressor Station No. 160) Rockingham County, North Carolina.

          (4) SPRAY METER STATION, located at milepost 1382.53 on Seller's main transmission line adjacent ot Transco's Dan River Meter Station approximately 0.5 mile south of Dan River, Rockingham County, North Carolina.

                                     ARTICLE III
                                  DELIVERY PRESSURE

               Seller shall deliver natural gas to Buyer at the Point(s) of Delivery at a pressure(s) of: not less than fifty (50) pounds per square inch gauge, or at such other pressures as may be agreed upon in the day-to-day operations of Buyer and Seller.


                                      ARTICLE IV
                                  TERM OF AGREEMENT

               This agreement shall be effective April 1, 1972 and shall remain in force and effect for a period of twenty (20) years thereafter.

                                      ARTICLE V
                               RATE SCHEDULE AND PRICE

               Buyer shall pay Seller for natural gas service rendered hereunder in accordance with Seller's Rate Schedule GSS and the applicable provisions of the General Terms and Conditions of Seller's FPC Gas Tariff as filed with the Federal Power
          Commissions and as  the same  may be amended  or superseded  from time to time at the initiative of either party. Such rate schedule and General Terms and Conditions are by this reference made a part hereof.

                                      ARTICLE VI
                                    MISCELLANEOUS

               1. The subject headings of the Articles of this agreement are inserted for the purpose of convenient reference and are not intended to be a part of this agreement nor to be considered in any interpretation of the same.





               2. This agreement supersedes and cancels as of the effective date hereof the following contracts between the parties hereto: Service Agreement dated August 6, 1971.

               3. No waiver by either party of any one or more defaults by the other in the performance of any provisions of ' this agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different character.

               4. This agreement shall be interpreted, performed and enforced in accordance with the laws of the State of North Carolina.

               5. This agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.

                    IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective Presidents or Vice Presidents thereunto duly authorized and have caused their respective corporate seals to be hereunto affixed and attested by their respective Secretaries or Assistant Secretaries the day and year above written.

                                        TRANSCONTINENTAL GAS PIPE LINE
                                                       CORPORATION
          ATTEST:

          BY /S/ Tom Wheat              BY /S/ C.H. MULLENDORE JR.
                 Secretary              Vice President (Seller)

          ATTEST: NORTH CAROLINA GAS SERVICE DIVISION OF PENNSYLVANIA & SOUTHERN GAS CO.

          BY /S/ Secretary              BY /S/ C. B. Coulter
                 Secretary                     President